News Release
For Immediate Release

Contact:  Robert B. Crowl, EVP, Chief Financial Officer (856) 691-7700

Sun Bancorp, Inc. Reports Third Quarter 2011 Results

VINELAND, NJ – October 25, 2011 – Sun Bancorp, Inc. (NASDAQ: SNBC) reported today net income available to common shareholders of $2.7 million, or earnings of $0.03 per diluted share, for the third quarter ended September 30, 2011, compared to a net loss available to common shareholders of $75.3 million, or a loss of $3.14 per diluted share, for the third quarter ended September 30, 2010 and a net loss available to common shareholders of $1.6 million, or a loss of $0.02 per diluted share, for the second quarter ended June 30, 2011.

The following are key items and events that occurred during the third quarter 2011 as compared to the second quarter 2011:

● Net interest margin rose to 3.61% from 3.59% in the linked quarter due to reduction in funding costs.

● Provision expense decreased 52% to $2.3 million as compared to $4.8 million in the linked quarter as the Company has worked to reduce its criticized and classified loan exposure.

● Non-interest expense decreased $1.3 million compared to the second quarter primarily due to a reduction in advertising expense of $927,000 and reduced problem loan and real estate owned expenses of $544,000.

● Non-accrual loans decreased $5.0 million to $135.2 million at September 30, 2011 as compared to $140.2 million at June 30, 2011. The Company’s ongoing efforts to aggressively manage its impaired loan portfolio have been successful as evidenced by continued declines in non-accrual loans.

● Received an additional $6.8 million in stock proceeds during the third quarter of 2011 pursuant to the exercise of gross-up provisions contained in the security purchases agreements executed during the first quarter of 2011.

“This quarter’s results demonstrate the convergence of positive trends in both credit and operating performance, and we are motivated by the progress we have made in restoring profit to Sun,” said Thomas X. Geisel, Sun's President and Chief Executive Officer.  “The quality of our assets continues to improve, our capital position remains strong and our employees continue to provide a high level of customer service.  We are encouraged, yet not satisfied, by this improvement, but we are optimistic about building upon these results.”

Discussion of Results:

Balance Sheet

● Total assets were $3.24 billion at September 30, 2011, as compared to $3.21 billion at June 30, 2011 and $3.42 billion at December 31, 2010.

● Gross loans held-for-investment were $2.31 billion at September 30, 2011, as compared to $2.32 billion at June 30, 2011 and $2.52 billion at December 31, 2010. Compared to the linked quarter, loans held-for-investment decreased by $10.2 million.

● Gross loans held-for-sale increased $354,000 from the linked quarter to $20.9 million at September 30, 2011.

● Shareholders’ equity increased $9.2 million to $308.0 million at September 30, 2011 as compared to the linked quarter. This increase was primarily attributable to the $6.8 million in stock proceeds received from the exercise of gross-up provisions and net income of $2.7 million.

Net Interest Income and Margin

● On a tax equivalent basis, net interest income decreased $387,000 over the linked quarter to $26.5 million. The average cost of interest-bearing liabilities decreased four basis points to 0.92%. The average yield on interest-earning assets decreased three basis points over the linked quarter from 4.36% to 4.33%. The net interest margin continued its upward trend to 3.61% for the third quarter as compared to 3.59% for the linked quarter and 3.47% for the comparable prior year quarter.

Non-Interest Income

● Non-interest income was $5.8 million for the quarter ended September 30, 2011, an increase of $777,000 over the linked quarter of $5.0 million and $7.2 million over the comparable prior year quarter loss of $1.4 million. The increase over the linked quarter was primarily attributable to a decrease of $3.3 million of derivative  credit valuation adjustments taken on the Company’s derivative portfolio offset by the decrease of $2.4 million of gains on the sale of available for sale securities.

Non-Interest Expense

● The Company incurred $27.0 million of non-interest expense in the third quarter of 2011, a decrease of $1.3 million over the linked quarter and $2.4 million over the comparable prior year quarter. Advertising expense, problem loan expense, professional fees and occupancy expense decreased $927,000, $357,000, $336,000, and $284,000, respectively. Offsetting these decreases was an increase of $734,000 in salaries and employee benefits due to a severance accrual resulting from the elimination of the chief operating officer position and increased health insurance claims.

Asset Quality

● The provision for loan losses for the third quarter was $2.3 million, as compared to $4.8 million in the linked quarter and $42.4 million in the comparable prior year quarter. The allowance for loan losses was $55.2 million at September 30, 2011, or 2.39% of gross loans held-for-investment, as compared to the allowance for loan losses to gross loans held-for-investment of 2.52% at June 30, 2011 and 3.24% at December 31, 2010.  Net charge-offs recorded in the current quarter were $5.8 million, or 0.25% of average loans, as compared to $5.0 million, or 0.21% of average loans for the linked quarter and $41.6 million, or 1.52% of average loans outstanding for the comparable prior year quarter.

● Total non-performing assets were $140.8 million, or 6.04% of total gross loans held-for-investment, loans held-for-sale and real estate owned at September 30, 2011, as compared to $143.5 million, or 6.13% and $177.7 million, or 7.00%, respectively, at June 30, 2011 and December 31, 2010. Non-performing assets at September 30, 2011 included $5.2 million of loans held-for-sale. Non-performing loans decreased $4.2 million over the linked quarter to $135.9 million at September 30, 2011 from $140.2 million at June 30, 2011.

Capital

● Stockholders’ equity totaled $308.1 million at September 30, 2011 compared to $298.8 million at June 30, 2011. During the third quarter 2011, the Company received an additional $6.8 million in stock proceeds pursuant to the exercise of gross-up provisions contained in the security purchase agreements executed during the first quarter of 2011. The Company’s tangible equity to tangible assets ratio was 8.21% at September 30, 2011, as compared to 7.95% at June 30, 2011 and 7.13% at September 30, 2010.  At September 30, 2011, the Company’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 14.85%, 13.59%, and 11.08%, respectively.  At September 30, 2011, Sun National Bank’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 13.07%, 11.81%, and 9.64%, respectively.

The Company will hold its regularly scheduled conference call on Wednesday, October 26, 2011, at 11:00 a.m. (ET).  Participants may listen to the live web cast through the Sun Bancorp, Inc. web site at www.sunnb.com.  Participants are advised to log on 10 minutes ahead of the scheduled start of the call.  An Internet-based replay will be available at the Web site for two weeks following the call.

Sun Bancorp, Inc. (Nasdaq: SNBC) is a $3.24 billion asset bank holding company headquartered in Vineland, New Jersey, with its executive offices located in Mt. Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a full service Commercial Bank serving customers through 65 locations in New Jersey. Sun National Bank has been named one of Forbes Magazine's "Most Trustworthy Companies" for five years running.  The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company.  We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures

This release references tax-equivalent interest income and non-operating income and expenses. Tax-equivalent interest income is a non-GAAP financial measure. Tax-equivalent interest income assumes a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended September 30, 2011 and 2010 were $292,000 and $399,000, respectively. The fully taxable equivalent adjustments for the nine months ended September 30, 2011 and 2010 were $1.1 million and $1.4 million, respectively. The fully taxable equivalent adjustment for the three months ended June 30, 2011 was $368,000. Non-operating income and non-operating expense are also non-GAAP financial measures. Non-operating income includes impairment losses recognized on available for sale securities included in earnings. Non-operating income for the three months ended March 31, 2011, December 31, 2010, and September 30, 2010 was $250,000, $379,000 and $950,000, respectively. There were no non-operating income items during the three months ended September 30, 2011 and 2010. Non-operating expense for the nine months ended September 30, 2010 includes a goodwill impairment charge of $89.7 million.

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months	For the Nine Months
	Ended September 30,	Ended September 30,
	2011	2010	2011	2010
Profitability for the period:
Net interest income	$26,181	$27,886	$77,799	$83,689
Provision for loan losses	2,321	42,429	67,440	66,007
Non-interest income (loss)	5,770	(2,352)	6,664	7,715
Non-interest expense	26,973	29,341	82,999	173,103
Income (loss) before income taxes	2,657	(46,236)	(65,976)	(147,706)
Net income (loss)	2,680	(74,993)	(65,986)	(156,925)
Net income (loss) available to common shareholders	$2,680	$(75,267)	$(65,986)	$(157,199)

Financial ratios:
Return on average assets(1)	0.33%	(8.38)%	(2.66)%	(5.87)%
Return on average equity(1)	3.48%	(104.19)%	(29.80)%	(62.40)%
Return on average tangible equity(1),(2)	4.10%	(126.27)%	(35.51)%	(93.03)%
Net interest margin(1)	3.61%	3.47%	3.49%	3.55%
Efficiency ratio	84.42%	114.91%	98.27%	189.38%
Efficiency ratio, excluding non-operating income and non-operating expense(3)	84.42%	110.79%	97.98%	90.30%

Income (loss) per common share:
Basic	$0.03	$(3.14)	$(0.90)	$(6.66)
Diluted	$0.03	$(3.14)	$(0.90)	$(6.66)

Average equity to average assets	9.52%	8.05%	8.93%	9.41%
	September 30,		December 31,
	2011	2010	2010
At period-end:
Total assets	$3,236,219	$3,603,637	$3,417,546
Total deposits	2,727,650	3,051,894	2,940,460
Loans receivable, net of allowance for loan losses	2,251,176	2,591,583	2,439,633
Loans held-for-sale(4)	20,868	16,616	13,824
Investments	557,380	479,055	493,493
Borrowings	32,010	43,179	33,417
Junior subordinated debentures	92,786	92,786	92,786
Shareholders’ equity	308,055	303,038	268,242

Credit quality and capital ratios:
Allowance for loan losses to gross loans held-for-investment	2.39%	2.80%	3.24%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	6.04%	7.77%	7.00%
Allowance for loan losses to non-performing loans held-for-investment	42.23%	36.46%	47.02%

Total capital (to risk-weighted assets):
Sun Bancorp, Inc.	14.85%	12.92%	12.68%
Sun National Bank	13.07%	12.04%	12.25%
Tier 1 capital (to risk-weighted assets):
Sun Bancorp, Inc.	13.59%	8.02%	11.41%
Sun National Bank	11.81%	10.77%	10.98%
Leverage ratio:
Sun Bancorp, Inc.	11.08%	6.67%	8.93%
Sun National Bank	9.64%	8.91%	8.57%

Book value per common share	$3.60	$7.62	$5.33
Tangible book value per common share	$3.06	$5.86	$4.36
(1) Amounts for the three and nine months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expense, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income. Non-interest income for the nine months ended September 30, 2011 excludes net impairment losses on available for sale securities of $250,000. Non-interest income for the three and nine months ended September 30, 2010 exclude a net impairment loss on available for sale securities of $950,000. Non-interest expense for the nine months ended September 30, 2010 excludes a goodwill impairment charge of $89.7 million.

(4) Amount at September 30, 2011 includes $5.2 million of commercial real estate loans marked at fair value.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except par value amounts)
	September 30, 2011	December 31, 2010
ASSETS
Cash and due from banks	$73,006	$36,522
Interest-earning bank balances	61,203	150,704
Cash and cash equivalents	134,209	187,226
Investment securities trading (amortized cost of $4,970 at September 30, 2011)	5,138	-
Investment securities available for sale (amortized cost of $536,817 and $483,255 at September 30, 2011 and December 31, 2010, respectively)	534,768	472,864
Investment securities held to maturity (estimated fair value of $1,787 and $3,155 at September 30, 2011 and December 31, 2010, respectively)	1,714	3,039
Loans receivable (net of allowance for loan losses of $55,227 and $81,713 at September 30, 2011 and December 31, 2010, respectively)	2,251,176	2,439,633
Loans held-for-sale	20,868	13,824
Restricted equity investments	15,760	17,590
Bank properties and equipment, net	55,544	53,428
Real estate owned	4,893	3,913
Accrued interest receivable	8,692	10,004
Goodwill	38,188	38,188
Intangible assets	7,868	10,631
Deferred taxes, net	837	4,245
Bank owned life insurance (BOLI)	74,752	74,656
Other assets	81,812	88,305
Total assets	$3,236,219	$3,417,546

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$2,727,650	$2,940,460
Securities sold under agreements to repurchase – customers	6,026	6,307
Advances from the Federal Home Loan Bank of New York (FHLBNY)	3,054	3,999
Securities sold under agreements to repurchase – FHLBNY	15,000	15,000
Obligations under capital lease	7,930	8,111
Junior subordinated debentures	92,786	92,786
Other liabilities	75,718	82,641
Total liabilities	2,928,164	3,149,304

Shareholders’ equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	-	-
Common stock, $1 par value, 200,000,000 shares authorized; 87,642,852 shares issued and 85,536,129 shares outstanding at September 30, 2011; 52,463,594 shares issued and 50,356,871 shares outstanding at December 31, 2010	87,643	52,464
Additional paid-in capital	503,938	438,335
Retained deficit	(256,001)	(190,015)
Accumulated other comprehensive loss	(1,212)	(6,146)
Deferred compensation plan trust	(151)	(234)
Treasury stock at cost, 2,106,723 shares at September 30, 2011 and December 31, 2010	(26,162)	(26,162)
Total shareholders’ equity	308,055	268,242
Total liabilities and shareholders’ equity	$3,236,219	$3,417,546

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010
INTEREST INCOME
Interest and fees on loans	$28,149	$32,664	$85,115	$97,976
Interest on taxable investment securities	2,603	2,963	8,086	9,002
Interest on non-taxable investment securities	542	741	1,984	2,634
Dividends on restricted equity investments	216	204	679	637
Total interest income	31,510	36,572	95,864	110,249
INTEREST EXPENSE
Interest on deposits	4,298	7,260	14,696	22,123
Interest on funds borrowed	356	372	1,067	1,352
Interest on junior subordinated debentures	675	1,054	2,302	3,085
Total interest expense	5,329	8,686	18,065	26,560
Net interest income	26,181	27,886	77,799	83,689
PROVISION FOR LOAN LOSSES	2,321	42,429	67,440	66,007
Net Interest income (loss) after provision for loan losses	23,860	(14,543)	10,359	17,682
NON-INTEREST INCOME
Service charges on deposit accounts	2,838	2,869	8,090	8,857
Other service charges	85	92	259	270
Gain on sale of loans	708	921	2,341	2,236
Impairment losses on available for sale securities	-	(950)	(250)	(950)
Gain on sale of investment securities	-	-	1,408	145
Investment products income	562	708	2,460	2,103
BOLI income	549	545	1,655	1,622
Derivative credit valuation adjustment	(309)	(7,498)	(12,324)	(9,509)
Other	1,337	961	3,025	2,941
Total non-interest income (loss)	5,770	(2,352)	6,664	7,715
NON-INTEREST EXPENSE
Salaries and employee benefits	13,619	15,079	39,490	42,299
Occupancy expense	3,021	3,030	9,730	9,465
Equipment expense	1,899	1,663	5,484	5,149
Data processing expense	1,058	1,039	3,234	3,226
Amortization of intangible assets	922	922	2,764	2,764
Goodwill impairment	-	-	-	89,706
Insurance expense	1,479	2,105	4,753	5,632
Professional fees	879	461	2,859	1,504
Advertising expense	395	833	2,282	1,945
Problem loan expense	1,506	956	6,476	3,239
Real estate owned expense, net	448	93	1,078	403
Office supplies expense	315	377	984	1,163
Other	1,432	2,783	3,865	6,608
Total non-interest expense	26,973	29,341	82,999	173,103
INCOME (LOSS) BEFORE INCOME TAXES	2,657	(46,236)	(65,976)	(147,706)
INCOME TAX (BENEFIT) EXPENSE	(23)	28,757	10	9,219
NET INCOME (LOSS)	2,680	(74,993)	(65,986)	(156,925)
Preferred stock dividends and discount accretion	-	274	-	274
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$2,680	$(75,267)	$(65,986)	$(157,199)

Basic earnings (loss) per share	$0.03	$(3.14)	$(0.90)	$(6.66)
Diluted earnings (loss) per share	$0.03	$(3.14)	$(0.90)	$(6.66)
Weighted average shares – basic	84,429,644	23,960,691	73,643,303	23,587,981
Weighted average shares - diluted	84,538,449	23,960,691	73,643,303	23,587,981

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	2011	2011	2011	2010	2010
	Q3	Q2	Q1	Q4	Q3
Balance sheet at quarter end:
Cash and cash equivalents	$134,209	$192,645	$266,504	$187,226	$205,265
Investment securities	557,380	478,814	470,546	493,493	479,055
Loans held-for-investment:
Commercial and industrial	1,899,231	1,905,628	1,862,903	2,103,492	2,235,715
Home equity	230,098	234,688	232,318	239,729	244,274
Second mortgage	45,030	47,920	50,388	53,912	58,305
Residential real estate	82,967	75,546	69,311	65,250	68,938
Other	49,077	52,825	55,402	58,963	58,930
Total gross loans held-for-investment	2,306,403	2,316,607	2,270,322	2,521,346	2,666,162
Allowance for loan losses	(55,227)	(58,328)	(58,498)	(81,713)	(74,579)
Net loans held-for-investment	2,251,176	2,258,279	2,211,824	2,439,633	2,591,583
Loans held-for-sale	20,868	20,514	115,473	13,824	16,616
Goodwill	38,188	38,188	38,188	38,188	38,188
Intangible assets	7,868	8,789	9,710	10,631	11,552
Total assets	3,236,219	3,213,790	3,333,808	3,417,546	3,603,637
Total deposits	2,727,650	2,723,676	2,847,467	2,940,460	3,051,894
Securities sold under agreements to repurchase - customers	6,026	6,743	6,591	6,307	15,702
Advances from FHLBNY	3,054	3,372	3,687	3,999	4,308
Securities sold under agreements to repurchase - FHLBNY	15,000	15,000	15,000	15,000	15,000
Obligations under capital lease	7,930	7,991	8,051	8,111	8,169
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	308,055	298,819	286,739	268,242	303,038
Quarterly average balance sheet:
Loans(1):
Commercial and industrial	$1,901,394	$1,936,621	$2,072,519	$2,184,212	$2,292,274
Home equity	232,458	234,451	235,962	241,510	250,033
Second mortgage	47,844	50,257	53,402	57,310	60,729
Residential real estate	89,010	76,816	73,662	88,144	82,094
Other	49,361	52,831	55,847	57,522	59,998
Total gross loans	2,320,067	2,350,976	2,491,392	2,628,698	2,745,128
Securities and other interest-earning assets	616,679	643,808	639,092	658,013	518,262
Total interest-earning assets	2,936,746	2,994,784	3,130,484	3,286,711	3,263,390
Total assets	3,234,551	3,287,485	3,394,139	3,582,647	3,578,296
Non-interest-bearing demand deposits	528,505	491,235	481,605	509,093	505,036
Total deposits	2,716,542	2,774,767	2,904,448	3,032,594	3,043,268
Total interest-bearing liabilities	2,313,896	2,409,629	2,549,566	2,657,984	2,683,915
Total shareholders' equity	308,025	299,427	277,808	297,118	287,897
Capital and credit quality measures:
Total capital (to risk-weighted assets):
Sun Bancorp, Inc.	14.85%	14.51%	13.73%	12.68%	12.92%
Sun National Bank	13.07%	12.97%	12.65%	12.25%	12.04%
Tier 1 capital (to risk-weighted assets):
Sun Bancorp, Inc.	13.59%	13.14%	12.11%	11.41%	8.02%
Sun National Bank	11.81%	11.71%	11.38%	10.98%	10.77%
Leverage ratio:
Sun Bancorp, Inc.	11.08%	10.47%	9.62%	8.93%	6.67%
Sun National Bank	9.64%	9.35%	9.05%	8.57%	8.91%
Average equity to average assets	9.52%	9.11%	8.18%	8.29%	8.05%
Allowance for loan losses to total gross loans held-for-investment	2.39%	2.52%	2.58%	3.24%	2.80%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	6.04%	6.13%	8.04%	7.00%	7.77%
Allowance for loan losses to non-performing loans held-for-investment	42.23%	45.25%	50.41%	47.02%	36.46%

Other data:
Net charge-offs	(5,809)	(5,006)	(83,498)	(28,377)	(41,602)
Non-performing assets:
Non-accrual loans	$107,665	$113,806	$113,959	$159,426	$192,769
Non-accrual loans held-for-sale	5,186	11,296	71,771	-	-
Troubled debt restructurings, non-accrual	22,353	15,090	831	11,796	-
Loans past due 90 days and accruing	744	-	1,263	2,554	11,802
Real estate owned, net	4,893	3,306	4,439	3,913	4,272
Total non-performing assets	140,841	143,498	192,263	177,689	208,843
Troubled debt restructuring, performing	-	-	20,276	20,341	20,396
(1) Average balances include non-accrual loans and loans held-for-sale

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands, except share and per share amounts)
	2011	2011	2011	2010	2010
	Q3	Q2	Q1	Q4	Q3
Profitability for the quarter:
Tax-equivalent interest income	$31,802	$32,673	$32,458	$35,736	$36,971
Interest expense	5,329	5,813	6,923	8,081	8,686
Tax-equivalent net interest income	26,473	26,860	25,535	27,655	28,285
Tax-equivalent adjustment	292	368	409	382	399
Provision for loan losses	2,321	4,836	60,283	35,511	42,429
Non-interest income (loss) excluding net impairment losses on available for sale securities	5,770	4,993	(3,849)	8,176	(1,402)
Net impairment losses on available for sale securities	-	-	(250)	(379)	(950)
Non-interest expense excluding amortization of intangible assets	26,051	27,323	26,861	27,028	28,419
Amortization of intangible assets	922	921	921	921	922
Income (loss) before income taxes	2,657	(1,595)	(67,038)	(28,390)	(46,236)
Income tax (benefit) expense	(23)	4	29	103	28,757
Net income (loss)	2,680	(1,599)	(67,067)	(28,493)	(74,993)
Net income (loss) available to common shareholders	$2,680	$(1,599)	$(67,067)	$(28,219)	$(75,267)
Financial ratios:
Return on average assets (1)	0.33%	(0.19)%	(7.90)%	(3.18)%	(8.38)%
Return on average equity (1)	3.48%	(2.14)%	(96.57)%	(38.36)%	(104.19)%
Return on average tangible equity (1),(2)	4.10%	(2.54)%	(116.91)%	(46.01)%	(126.27)%
Net interest margin (1)	3.61%	3.59%	3.26%	3.37%	3.47%
Efficiency ratio	84.42%	89.71%	132.13%	79.69%	114.91%
Efficiency ratio, excluding non-operating income and non-operating expense	84.42%	89.71%	130.57%	78.84%	110.79%
Per share data:
Income (loss) per common share:
Basic	$0.03	$(0.02)	$(1.25)	$(0.67)	$(3.14)
Diluted	$0.03	$(0.02)	$(1.25)	$(0.67)	$(3.14)
Book value	$3.60	$3.60	$3.62	$5.33	$7.62
Tangible book value	$3.06	$3.03	$3.02	$4.36	$5.86
Average basic shares	84,429,644	82,585,859	53,575,346	42,119,553	23,960,691
Average diluted shares	84,538,449	82,585,859	53,575,346	42,119,553	23,960,691
Operating non-interest income (loss):
Service charges on deposit accounts	$2,838	$2,702	$2,550	$2,715	$2,869
Other service charges	85	88	86	94	92
Gain on sale of loans	708	708	925	1,324	921
Net gain (loss) on sale of available for sale securities	-	2,421	(1,013)	4,606	-
Investment products income	562	1,010	888	728	708
BOLI income	549	560	546	452	545
Derivative credit valuation adjustment	(309)	(3,624)	(8,391)	(2,705)	(7,498)
Other income	1,337	1,128	560	962	961
Total operating non-interest income (loss)	5,770	4,993	(3,849)	8,176	(1,402)
Non-operating loss(3):
Net impairment losses on available for sale securities recognized in earnings	-	-	(250)	(379)	(950)
Total non-operating loss	-	-	(250)	(379)	(950)
Total non-interest income (loss)	$5,770	$4,993	$(4,099)	$7,797	$(2,352)
Operating non-interest expense:
Salaries and employee benefits	$13,619	$12,885	$12,986	$12,920	$15,079
Occupancy expense	3,021	3,305	3,404	3,043	3,030
Equipment expense	1,899	1,903	1,682	1,634	1,663
Data processing expense	1,058	1,111	1,065	1,133	1,039
Amortization of intangible assets	922	921	921	921	922
Insurance expense	1,479	1,261	2,013	2,064	2,105
Professional fees	879	1,215	765	1,220	461
Advertising expense	395	1,322	565	390	833
Problem loan expense	1,506	1,863	3,107	1,923	956
Real estate owned expense (income), net	448	635	(5)	398	93
Office supplies expense	315	324	345	338	377
Other expenses	1,432	1,499	934	1,965	2,783
Total non-interest expense	26,973	28,244	27,782	27,949	29,341
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Amount consists of items which the Company believes are not a result of normal operations.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended September 30,
	2011			2010
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,901,394	$23,028	4.84%	$2,292,274	$26,620	4.65%
Home equity	232,458	2,418	4.16	250,033	2,921	4.67
Second mortgage	47,844	698	5.84	60,729	932	6.14
Residential real estate	89,010	1,161	5.22	82,094	1,160	5.65
Other	49,361	844	6.84	59,998	1,031	6.87
Total loans receivable	2,320,067	28,149	4.85	2,745,128	32,664	4.76
Investment securities(3)	498,329	3,582	2.88	443,203	4,261	3.85
Interest-earning bank balances	118,350	71	0.24	75,059	46	0.25
Total interest-earning assets	2,936,746	31,802	4.33	3,263,390	36,971	4.53
Non-interest earning assets:
Cash and due from banks	72,744			51,660
Bank properties and equipment, net	55,461			52,962
Goodwill and intangible assets, net	46,511			50,324
Other assets	123,089			159,960
Total non-interest-earning assets	297,805			314,906
Total assets	$3,234,551			$3,578,296

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,286,426	$1,589	0.49%	$1,325,084	$2,706	0.82%
Savings deposits	270,196	321	0.48	293,744	550	0.75
Time deposits	631,415	2,388	1.51	919,404	4,004	1.74
Total interest-bearing deposit accounts	2,188,037	4,298	0.79	2,538,232	7,260	1.14
Short-term borrowings:
Federal funds purchased	-	-	-	6,288	5	0.32
Securities sold under agreements to repurchase - customers	6,952	1	0.06	19,003	9	0.19
Long-term borrowings:
FHLBNY advances (4)	18,162	223	4.91	19,412	222	4.57
Obligations under capital lease	7,959	132	6.63	8,194	136	6.64
Junior subordinated debentures	92,786	675	2.91	92,786	1,054	4.54
Total borrowings	125,859	1,031	3.28	145,683	1,426	3.92
Total interest-bearing liabilities	2,313,896	5,329	0.92	2,683,915	8,686	1.29
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	528,505			505,036
Other liabilities	84,125			101,448
Total non-interest bearing liabilities	612,630			606,484
Total liabilities	2,926,526			3,290,399
Shareholders' equity	308,025			287,897
Total liabilities and shareholders' equity	$3,234,551			$3,578,296

Net interest income		$26,473			$28,285
Interest rate spread (5)			3.41%			3.24%
Net interest margin (6)			3.61%			3.47%
Ratio of average interest-earning assets to average interest-bearing liabilities			126.92%			121.59%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended September 30, 2011 and 2010 were $292,000 and $399,000, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Nine Months Ended September 30,
	2011			2010
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,969,551	$69,565	4.71%	$2,265,644	$79,555	4.68%
Home equity	234,278	7,426	4.23	254,999	8,969	4.69
Second mortgage	50,481	2,207	5.83	64,047	3,020	6.29
Residential real estate	79,885	3,209	5.36	76,650	3,236	5.63
Other	52,656	2,708	6.86	62,003	3,196	6.87
Total loans receivable	2,386,851	85,115	4.75	2,723,343	97,976	4.80
Investment securities (3)	490,397	11,565	3.14	439,147	13,629	4.14
Interest-earning bank balances	139,297	253	0.24	37,242	62	0.22
Total interest-earning assets	3,016,545	96,933	4.28	3,199,732	111,667	4.65
Non-interest earning assets:
Cash and due from banks	71,980			47,359
Bank properties and equipment, net	54,362			52,919
Goodwill and intangible assets, net	47,424			110,380
Other assets	114,496			152,088
Total non-interest-earning assets	288,262			362,746
Total assets	$3,304,807			$3,562,478

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,333,259	$5,589	0.56%	$1,287,747	$8,112	0.84%
Savings deposits	274,280	1,127	0.55	299,745	1,772	0.79
Time deposits	689,738	7,980	1.54	913,988	12,239	1.79
Total interest-bearing deposit accounts	2,297,277	14,696	0.85	2,501,480	22,123	1.18
Short-term borrowings:
Federal funds purchased	-	-	-	22,604	89	0.52
Securities sold under agreements to repurchase - customers	6,942	6	0.12	16,612	22	0.18
Long-term borrowings:
FHLBNY advances (4)	18,476	665	4.80	23,926	829	4.62
Obligations under capital lease	8,019	396	6.58	8,238	412	6.67
Junior subordinated debentures	92,786	2,302	3.31	92,786	3,085	4.43
Total borrowings	126,223	3,369	3.56	164,166	4,437	3.60
Total interest-bearing liabilities	2,423,500	18,065	0.99	2,665,646	26,560	1.33
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	500,620			472,545
Other liabilities	85,489			88,996
Total non-interest bearing liabilities	586,109			561,541
Total liabilities	3,009,609			3,227,187
Shareholders' equity	295,198			335,291
Total liabilities and shareholders' equity	$3,304,807			$3,562,478

Net interest income		$78,868			$85,107
Interest rate spread (5)			3.29%			3.32%
Net interest margin (6)			3.49%			3.55%
Ratio of average interest-earning assets to average interest-bearing liabilities			124.47%			120.04%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the nine months ended September 30, 2011 and 2010 were $1.1 million and $1.4 million, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	September 30, 2011			June 30, 2011
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,901,394	$23,028	4.84%	$1,936,621	$23,385	4.83%
Home equity	232,458	2,418	4.16	234,451	2,458	4.19
Second mortgage	47,844	698	5.84	50,257	734	5.84
Residential real estate	89,010	1,161	5.22	76,816	1,042	5.43
Other	49,361	844	6.84	52,831	919	6.96
Total loans receivable	2,320,067	28,149	4.85	2,350,976	28,538	4.86
Investment securities (3)	498,329	3,582	2.88	501,959	4,049	3.23
Interest-earning bank balances	118,350	71	0.24	141,849	86	0.24
Total interest-earning assets	2,936,746	31,802	4.33	2,994,784	32,673	4.36
Non-interest earning assets:
Cash and due from banks	72,744			75,200
Bank properties and equipment, net	55,461			54,065
Goodwill and intangible assets, net	46,511			47,431
Other assets	123,089			116,005
Total non-interest-earning assets	297,805			292,701
Total assets	$3,234,551			$3,287,485

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,286,426	$1,589	0.49%	$1,321,341	$1,822	0.55%
Savings deposits	270,196	321	0.48	275,315	379	0.55
Time deposits	631,415	2,388	1.51	686,876	2,607	1.52
Total interest-bearing deposit accounts	2,188,037	4,298	0.79	2,283,532	4,808	0.84
Short-term borrowings:
Securities sold under agreements to repurchase - customers	6,952	1	0.06	6,813	2	0.12
Long-term borrowings:
FHLBNY advances (4)	18,162	223	4.91	18,479	224	4.85
Obligations under capital lease	7,959	132	6.63	8,019	130	6.48
Junior subordinated debentures	92,786	675	2.91	92,786	649	2.80
Total borrowings	125,859	1,031	3.28	126,097	1,005	3.19
Total interest-bearing liabilities	2,313,896	5,329	0.92	2,409,629	5,813	0.96
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	528,505			491,235
Other liabilities	84,125			87,194
Total non-interest bearing liabilities	612,630			578,429
Total liabilities	2,926,526			2,988,058
Shareholders' equity	308,025			299,427
Total liabilities and shareholders' equity	$3,234,551			$3,287,485

Net interest income		$26,473			$26,860
Interest rate spread (5)			3.41%			3.40%
Net interest margin (6)			3.61%			3.59%
Ratio of average interest-earning assets to average interest-bearing liabilities			126.92%			124.28%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended September 30, 2011 and June 30, 2011 were $292,000 and $368,000, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.